Exhibit 10.26

AMENDMENT No. 2 to

SENSOR TECHNOLOGY LICENSE AGREEMENT

This Amendment No. 2 dated July 10, 2021 (“Amendment No. 2”) to the Sensor Technology License Agreement (the “Agreement”) is hereby entered into, by and between, TBT Group, Inc, a Delaware Corporation (“TBT” or the “Licensor”), and Vivakor, Inc., a Nevada corporation (“Vivakor” or the “Licensee”). The Licensor and the Licensee may each be referred to herein as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, the Licensee believes it will need additional time to meet the Payment/Milestones requirement specified in Item 1 of Schedule 1 of the Agreement; and

WHEREAS, the Parties have previously agreed to Amendment 1 dated May 10, 2021 (“Amendment No. 1”) which extended the time period to make a required payment for an additional 60 days in return for a $15,000 payment to Licensor, which payment was made by Licensee at the time of the extension;

WHEREAS, the Licensor has agreed to grant to Licensee an additional 30 days to make the required payment specified in Point 1 of Schedule 1 of the Agreement; and

WHEREAS, Amendment 1 reduced the Licensor’s required payment to Licensee for the License from $225,000 to $210,000;

NOW, THEREFORE, for good and valuable consideration, receipt of which is acknowledged by Licensor, Licensor and Licensee agree:

1.	The last sentence of Item 1 of Schedule 1 of the Agreement is hereby modified by deleting the phrase “Within 120 days,” and replacing it with the phrase “Within 210 days,”.

2.	In all other respects, the Agreement, Schedule 1, and Exhibit A shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment date specified above.

Licensor:	TBT Group, Inc.

By: /s/ Daniel Declement
Daniel Declement
Chief Executive Officer

Licensee:	Vivakor, Inc.,

By: /s/ Matt Nicosia
Matt Nicosia
Chief Executive Officer